UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) — March 6, 2007
First Albany Companies Inc.
(Exact Name of Registrant as Specified in its charter)

New York (State or Other Jurisdiction of Incorporation	0-14140 (Commission File Number)	22-2655804 (IRS Employer Identification No.)
677 Broadway, Albany, New York 12207
(Address of Principal Executive Offices)  (Zip Code)
(518) 447-8500
(Registrant’'s telephone number, including area code)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 30.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement
On March 6, 2007, First Albany Companies Inc. (the “Company”) and First Albany Capital Inc., a subsidiary of the Company (“First Albany Capital”), entered into an Asset Purchase Agreement (the “Agreement”) with DEPFA BANK plc (“DEPFA”). Pursuant to the Agreement, DEPFA will purchase First Albany Capital’s Municipal Capital Markets Group (the “Municipal Capital Markets Group”) and certain assets of the Company and First Albany Capital related thereto as described in the Agreement for a purchase price of $12,000,000 in cash, subject to certain upward and downward adjustments, including a downward adjustment in the event certain employees of the Municipal Capital Markets Group do not have effective employment arrangements in place with DEPFA on the closing date or are not otherwise able to perform the essential functions of their jobs with DEPFA following the closing. Further, pursuant to the Agreement, DEPFA will purchase First Albany Capital’s municipal bond inventory used in the business of the Municipal Capital Markets Group, which is expected to range in value at closing from between $150,000,000 to $200,000,000.
The purchase price for the municipal bond inventory will be based on First Albany Capital’s estimate of the fair market value of each bond in inventory at the close of business on the business day prior to the closing (the “Municipal Bond Purchase Price”). The Municipal Bond Purchase Price will be subject to adjustment, upward or downward, dollar-for-dollar, by the amount, if any, by which the Municipal Bond Purchase Price differs from the valuation price for the municipal bond inventory at the close of business on the business day prior to the closing as determined by a third party municipal bond valuation service. Pursuant to the Agreement, 5% of the Municipal Bond Purchase Price will be deposited into escrow at the closing to be held by a third party escrow agent to secure the purchase price adjustment with respect to the municipal bond inventory.
In connection with the transaction, DEPFA shall assume certain contractual obligations of the Company and First Albany Capital and acquire the right to use the name “First Albany” and any derivative thereof except for certain exceptions.
The Agreement contains customary representations, warranties and covenants, as well as covenants (i) in the case of First Albany Capital, to conduct its business in the ordinary course substantially as presently conducted during the interim period between the execution of the Agreement and the closing, as well as to maintain certain capital levels in respect to both First Albany Capital and the municipal bond inventory of the Municipal Capital Markets Group and (ii) in the case of both the Company and First Albany Capital, to (a) seek any necessary consents in order to allow DEPFA to sublet or otherwise use certain leased real property currently used by the Company or First Albany Capital, (b) provide certain transitional services to DEPFA and (c) not compete with the Municipal Capital Markets Group for 10 years following the closing, subject to certain carve-outs, including First Albany Capital’s ability to continue to operate its Fixed Income Middle Market Group.
Pursuant to the Agreement, the non-competition covenant of the Company and First Albany Capital discussed above will not be binding on the successors and assigns of either party in the event of the sale, merger or other disposition of either the Company or First

Albany Capital following the closing date except that if such disposition occurs prior to the third anniversary of the closing date and the successor or acquiring person is not engaged in the business of underwriting, advisory services, sales and trading of U.S. municipal bonds or other similar securities, such successor or acquiror will be bound by the non-competition covenant until the third anniversary of the closing date.
The consummation of the transactions contemplated by the Agreement is subject to customary conditions, as well as conditions regarding (i) the accuracy of representations and warranties, (ii) the performance of covenants, (iii) the receipt of required regulatory approvals, including DEPFA obtaining a U.S. broker-dealer license, (iv) the approval of the shareholders of the Company of the Company’s name change from "First Albany”, (v) the Company and each of its subsidiaries changing its name to not include “First Albany” or any derivative thereof except for certain exceptions, (vi) the effectiveness of employment arrangements executed by certain employees of the Municipal Capital Markets Group with DEPFA and the ability of such employees to perform the essential functions of their jobs with DEPFA following the closing (the “Employee Condition”) and (vii) the availability to DEPFA of reasonably sufficient office space in the Company’s New York offices or otherwise in the Borough of Manhattan in order to operate the Municipal Capital Markets Group.
Pending satisfaction of the closing conditions discussed above, the closing is currently expected to occur in the third quarter of 2007. Pursuant to the Agreement, in the event the closing has not taken place on or before September 30, 2007, either First Albany Capital or DEPFA may terminate the Agreement. In the event all of the closing conditions as discussed above have been satisfied or waived, or are capable of being satisfied by September 30, 2007, except for the Employee Condition, and the Agreement is terminated by DEPFA because of the failure to satisfy the Employee Condition or by First Albany Capital because the closing shall not have occurred by September 30, 2007, then DEPFA shall pay to First Albany Capital a termination fee of $2,400,000.
The Agreement provides that the Company and First Albany Capital will be obligated to indemnify DEPFA and certain related parties for losses incurred in connection with (i) breaches of representations, warranties and covenants, (ii) excluded liabilities and (iii) non-compliance with applicable bulk sale transfer laws. The indemnification obligations of the Company and First Albany Capital are limited, with certain exceptions, to losses that, in the aggregate, exceed $500,000, subject to a cap of $3,000,000. Pursuant to the Agreement, losses incurred in connection with excluded liabilities and breaches of representations and warranties relating to First Albany Capital having good and marketable title to, and the power to transfer free and clear, the municipal bond inventory of First Albany Capital to be transferred to DEPFA at closing are not subject to the cap of $3,000,000.
The Agreement provides that DEPFA will be obligated to indemnify the Company and First Albany Capital and certain related parties for losses incurred in connection with (i) breaches of representations, warranties and covenants, (ii) employment-related obligations incurred following the closing with respect to employees of the Municipal Capital Markets Group who accept employment with DEPFA and (iii) assumed liabilities. The indemnification obligations of DEPFA are limited, with certain exceptions, to losses that, in the aggregate, exceed $500,000, subject to a cap of $3,000,000. Pursuant to the

Agreement, losses incurred in connection with assumed liabilities are not subject to the cap of $3,000,000.
Assuming completion of the transactions contemplated by the Agreement, the Company anticipates that it would seek to consolidate and reduce its fixed expenses associated with its overhead, back office and real estate consistent with its continuing businesses. The Company has not yet committed itself to any specific plan in this regard, however, and costs associated with any such actions are not currently estimable.
The Company expects to file the Agreement as an exhibit to its Quarterly Report on Form 10-Q for the period ended March 31, 2007. We encourage you to read the Agreement for a more complete understanding of the transactions.
This report contains “forward-looking statements,” which are subject to various risks and uncertainties, including the conditions of the securities markets, generally, and acceptance of the Company’s services within those markets and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. These statements are not historical facts but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ALBANY COMPANIES INC.
By:	/s/ C. BRIAN COAD
	Name:	C. Brian Coad
	Title:	Chief Financial Officer

Dated:  March 12, 2007